Exhibit 10.1

ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT (this “Assignment Agreement”) is made and entered into as of April 15, 2020 by Yunhong International, a Cayman Islands exempted company (the “Company”), LF International Pte. Ltd., a Cayman Islands exempted company (the “Sponsor”), and Shanghai Huan Tai Financial Advisory Co., Ltd., a Chinese limited liability company (“Huan Tai”). Reference is hereby made to that Administrative Services Agreement, dated as of February 12, 2020 (as it may be amended from time to time, including by this Assignment Agreement, the “Administrative Services Agreement”), by and between the Company and the Sponsor. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Administrative Services Agreement.

WITNESSETH THAT:

WHEREAS, the Sponsor wishes to assign all of its rights and obligations under the Administrative Services Agreement (the “Assignment”) to Huan Tai and Huan Tai wishes to accept such Assignment;

WHEREAS, Huan Tai wishes to become a party to the Administrative Services Agreement and bound by the terms thereof in accordance with the terms of this Assignment Agreement, and each of the Company and the Sponsor desires to have Huan Tai become a party to the Administrative Services Agreement in accordance with the terms of this Assignment Agreement; and

WHEREAS, the parties wish to accommodate the Assignment pursuant to the terms and conditions of this Assignment Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Pursuant to the Administrative Services Agreement, each of the parties hereto acknowledges and agrees that upon execution of this Assignment Agreement, Huan Tai shall become a party to the Administrative Services Agreement, and will be fully bound by, and subject to, all of the terms and conditions of the Administrative Services Agreement, as amended or modified by this Assignment Agreement, as if Huan Tai was the Sponsor, effective as of the date hereof.

2. The Sponsor and Huan Tai agree to execute and deliver such further instruments and documents and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Assignment Agreement or the Administrative Services Agreement.

3. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. This Assignment Agreement and the Administrative Services Agreement, together with the other documents or instruments attached thereto or referenced therein, constitutes the entire agreement by Huan Tai with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings, both oral and written, by Huan Tai with respect to their subject matter. The terms of this Assignment Agreement shall be governed by, enforced, construed and interpreted in a manner consistent with the provisions of the Administrative Services Agreement.

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IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Assignment Agreement to be executed and delivered by the undersigned or by its duly authorized officer as of the date first written above.

SHANGHAI HUAN TAI FINANCIAL ADVISORY CO., LTD.

By:	/s/ Xiaoyue Zhang
Name:	Xiaoyue Zhang
Title:	Director

YUNHONG INTERNATIONAL

By:	/s/ Patrick Orlando
Name:	Patrick Orlando
Title:	Chief Executive Officer

LF INTERNATIONAL PTE. LTD.

By:	/s/ Yubao Li
Name:	Yubao Li
Title:	Managing Member